Exhibit 99.1

NEWS for Immediate Release

Kulicke & Soffa Reports Results for Fiscal Year 2003

A conference call to discuss these results will be held today beginning at 9:00 AM EST. Interested participants may call 416-695-6140 for the teleconference or log on to http://www.kns.com/investor/webcast.asp for listen-only mode.

Willow Grove, PA—November 17, 2003—Kulicke & Soffa Industries, Inc. (Nasdaq: KLIC) today announced financial results for its fourth quarter and fiscal year ended September 30, 2003.

Revenue for the fourth quarter ended September 30, 2003 was $129.3 million compared to revenue in the fourth quarter ended September 30, 2002 of $122.2 million. The net loss for the fourth fiscal quarter of 2003 was $28.4 million or a loss of $0.57 per fully diluted share versus a net loss of $195.0 million or a loss of $3.95 per fully diluted share in the same quarter of 2002. Charges contributing to those losses are noted in the attached financial schedules.

For the full year ended September 30, 2003, revenue was $494.3 million compared to revenue for the year ended September 30, 2002 of $464.7 million. The net loss for the year ended September 30, 2003 of $76.7 million or $1.54 per fully diluted share compared to a net loss of $274.1 million or a loss of $5.57 per fully diluted share for the same period last year.

Commenting on the quarter just ended, C. Scott Kulicke, chairman and chief executive officer, stated, “In spite of the losses in the September 2003 quarter, these results indicate the progress the Company has made, as well as continued improvements in the semiconductor environment. In particular, I point to positive cash flow of $14 million during the quarter, as well as a 23% increase in backlog. The improvement in cash flow is principally the result of better inventory turns and working capital improvements. The backlog increase was the result of order activity in the end of September, which has continued throughout the current quarter. We are adding production capacity in our wire bonder business as quickly as we can, and as a result, our revenue guidance for the first quarter of 2004 ending December is for revenue of $150 million (plus or minus 5%).”

About Kulicke & Soffa

Kulicke & Soffa (Nasdaq: KLIC) is the world’s leading supplier of wire bonding equipment in the semiconductor assembly market. K&S is the only equipment supplier that also develops and manufactures the products that touch a semiconductor chip’s wire bonding pad surfaces, starting with electrical testing and ending with specially formed wire interconnections that remain as a part of the chip’s package. These products include: test probes; bonding wire; and capillaries, which provide an all-inclusive interconnect process when used with the company’s wire bonding equipment. In addition, the company offers Flip Chip wafer bumping services and technology. Chip scale and wafer level packaging solutions include Ultra CSP® technology. Test interconnect products include standard and vertical probe cards, ATE interface assemblies and ATE boards for wafer testing, as well as test sockets and contactors for all types of packages. Kulicke & Soffa’s web site address is http://www.kns.com.

Caution Concerning Forward Looking Statements

This press release contains forward-looking statements which are found in various places throughout the press release. While these forward-looking statements represent our judgments and future expectations concerning the development of our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, those listed or discussed in Kulicke & Soffa Industries’ 2002 Annual Report on Form 10-K and: the risk of failure to successfully manage our operations; the risk that anticipated orders may not materialize or that orders received may be postponed or canceled, generally without charges; the risk that anticipated cost savings will not be achieved; the volatility in the demand for semiconductors and our products and services; acts of terrorism and violence; overall global economic conditions; risks, such as changes in trade regulations, currency fluctuations, political instability and war, associated with a substantial foreign customer and supplier base and substantial foreign manufacturing operations; potential instability in foreign capital markets; and other key factors that could adversely affect our businesses and financial performance contained in past and future filings and reports, including those with the SEC. Kulicke & Soffa Industries is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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Company Contact: Michael Sheaffer, 215-784-6411, 215-784-6167 fax, msheaffer@kns.com

KULICKE & SOFFA INDUSTRIES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share and employee data)

	Three months ended September 30,		Twelve months ended September 30,
	2002	2003	2002	2003
Net revenue	$122,170	$129,289	$464,660	$494,321

Cost of sales	94,348	96,962	365,799	370,881

Gross profit	27,822	32,327	98,861	123,440

Selling, general and administrative	37,933	25,212	139,134	106,868
Research and development, net	13,672	8,859	52,948	38,965
Resizing	6,274	(270)	19,661	(475)
Asset impairment (1)	26,704	7,704	31,594	10,502
Goodwill impairment (2)	74,295	5,667	74,295	5,667
Amortization of intangibles	2,423	2,316	9,864	9,260

Operating expense	161,301	49,488	327,496	170,787

Loss from operations	(133,479)	(17,161)	(228,635)	(47,347)

Interest, net	(4,595)	(4,073)	(14,929)	(16,491)
Loss on sale of assets (3)	—	(5,257)	—	(5,257)
Other income	2,000	—	2,010	—

Loss before income taxes	(136,074)	(26,491)	(241,554)	(69,095)

Income taxes	58,931	1,900	32,561	7,594

Net loss	$(195,005)	$(28,391)	$(274,115)	$(76,689)

Net loss per share:
Basic	$(3.95)	$(0.57)	$(5.57)	$(1.54)

Diluted	$(3.95)	$(0.57)	$(5.57)	$(1.54)

Weighted average shares outstanding:
Basic	49,362	50,030	49,217	49,695
Diluted	49,362	50,030	49,217	49,695

	Three months ended September 30,		Twelve months ended September 30,
	2002	2003	2002	2003
Additional financial data:
Depreciation and amortization	$10,438	$8,861	$44,315	$37,800
Capital expenditures	$4,936	$3,058	$20,385	$10,975

			September 30,
			2002	2003
Backlog of orders			$54,000	$68,000
Number of employees			3,297	3,169

Note: (1)	The September 30, 2003 quarter includes a charge of $6.9 million at the Company’s flip chip business unit to write-down assets to realizable value and $830 thousand resulting from the write-down in other business units of obsolete and sold assets. In addition, the twelve months ended September 30, 2003 charge includes $1.7 million associated with the discontinuation of a test product; and $1.2 million associated with the closure of a test facility in Dallas, Texas. The September 30, 2002 quarter includes charges of $16.9 million due to the cancellation of a company-wide integrated information system; $8.4 million due to the write-off of assets associated with the closure of the Company’s substrate operation; and $1.4 million of write-offs associated with a closed wire facility in Taiwan. In addition, the twelve months ended September 30, 2002 charge includes; $3.6 million for the write-off of development and license costs of certain engineering and manufacturing software and $1.3 million related to leasehold improvements at leased probe card manufacturing facilities in Malaysia and the United States, which were closed.
(2)	Fiscal 2003 expense includes $5.7 million of goodwill associated with the Company’s flip chip business unit that could not be supported by current forecasts of future cash flows and was written-off. Fiscal 2002 expense includes a goodwill impairment loss of $72.0 million in the Company’s test business unit and a goodwill impairment loss of $2.3 million in its hub blade business unit.
(3)	In the September 30, 2003 quarter, the Company sold the assets associated with its sawing equipment (dicing) and hard materials blades operations for $1.2 million in cash. The sale included the fixed assets, inventories, and intellectual property of the Company’s sawing equipment business and its Micro-Swiss hard material blades business located in Israel. The Company wrote-off $6.5 million of net assets associated with this sale. In addition, the Company sold the assets of its polymers business for $105 thousand.

KULICKE & SOFFA INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEET

(In thousands)

	September 30,	September 30,
	2002	2003
ASSETS

CURRENT ASSETS

Cash and cash equivalents	$85,986	$65,725
Restricted cash	3,180	2,836
Short-term investments	22,134	4,490
Accounts and notes receivable (less allowance for doubtful accounts: 9/30/02 – $6,033; 9/30/03 – $5,929)	89,132	94,144
Inventories, net	50,887	37,906
Prepaid expenses and other current assets	10,508	11,187
Deferred income taxes	16,072	10,700

TOTAL CURRENT ASSETS	277,899	226,988

Property, plant and equipment, net	89,742	61,238
Intangible assets, (net of accumulated amortization: 9/30/02 – $16,927; 9/30/03 – $26,187)	75,509	66,249
Goodwill	87,107	81,440
Other assets	8,425	6,946

TOTAL ASSETS	$538,682	$442,861

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Debt due within one year	$186	$36
Accounts payable	55,659	45,844
Accrued expenses	52,581	41,885
Income taxes payable	9,660	13,394

TOTAL CURRENT LIABILITIES	118,086	101,159

Long term debt	300,393	300,338
Other liabilities	14,106	9,865
Deferred taxes	36,774	31,402

TOTAL LIABILITIES	469,359	442,764

SHAREHOLDERS’ EQUITY
Common stock, without par value	199,886	203,607
Retained deficit	(119,103)	(195,792)
Accumulated other comprehensive loss	(11,460)	(7,718)

TOTAL SHAREHOLDERS’ EQUITY	69,323	97

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$538,682	$442,861

KULICKE & SOFFA INDUSTRIES, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

(In thousands)

(Unaudited)

Fiscal 2003:
	Equipment Segment	Packaging Materials Segment	Advanced Packaging Segment	Test Segment	Corporate	Consolidated

Quarter ended September 30, 2003:

Net revenue	$52,567	$45,484	$4,675	$26,563	$—	$129,289
Cost of sales	32,898	34,821	5,585	23,658	—	96,962

Gross profit	19,669	10,663	(910)	2,905	—	32,327
Operating costs	15,979	5,631	931	10,099	3,747	36,387
Resizing	(175)	(20)	—	—	(75)	(270)
Asset impairment	—	385	7,119	200	—	7,704
Goodwill impairment	—	—	5,667	—	—	5,667

Income (loss) from operations	$3,865	$4,667	$(14,627)	$(7,394)	$(3,672)	$(17,161)

Twelve months ended September 30, 2003:

Net revenue	$198,447	$174,471	$16,521	$104,882	$—	$494,321
Cost of sales	129,092	132,779	21,154	87,856	—	370,881

Gross profit	69,355	41,692	(4,633)	17,026	—	123,440
Operating costs	67,490	25,408	5,509	41,223	15,463	155,093
Resizing	(175)	(20)	(102)	(103)	(75)	(475)
Asset impairment	17	385	7,002	3,098	—	10,502
Goodwill impairment	—	—	5,667	—	—	5,667

Income (loss) from operations	$2,023	$15,919	$(22,709)	$(27,192)	$(15,388)	$(47,347)

Fiscal 2002:
Quarter ended September 30, 2002:	Equipment Segment	Packaging Materials Segment	Advanced Packaging Segment	Test Segment	Corporate	Consolidated

Net revenue	$45,754	$42,899	$4,995	$28,522	$—	$122,170
Cost of sales	34,945	31,375	5,874	22,154	—	94,348

Gross profit	10,809	11,524	(879)	6,368	—	27,822
Operating costs	22,841	7,900	4,848	13,834	4,605	54,028
Resizing costs	(1,283)	(569)	8,616	(185)	(305)	6,274
Asset impairment	—	1,394	8,402	—	16,908	26,704
Goodwill impairment	—	2,295	—	72,000	—	74,295

Income (loss) from operations	$(10,749)	$504	$(22,745)	$(79,281)	$(21,208)	$(133,479)

Twelve months ended September 30, 2002:

Net revenue	$169,469	$157,176	$23,317	$114,698	$—	$464,660
Cost of sales	142,965	118,080	25,068	79,686	—	365,799

Gross profit	26,504	39,096	(1,751)	35,012	—	98,861
Operating costs	85,020	27,242	21,087	52,117	16,480	201,946
Resizing costs	4,781	167	9,720	4,715	278	19,661
Asset impairment	2,165	2,874	8,402	1,245	16,908	31,594
Goodwill impairment	—	2,295	—	72,000	—	74,295

Income (loss) from operations	$(65,462)	$6,518	$(40,960)	$(95,065)	$(33,666)	$(228,635)